Exhibit 10.6

ACCESSION DEED

To:	Sumitomo Mitsui Banking Corporation as Agent

From:	UTAC Manufacturing Services Singapore Pte. Ltd. and UTAC Manufacturing Services Limited

Dated:	6 August 2014

Dear Sirs

UTAC Manufacturing Services Limited – USD108,000,000 Bank Guarantee Facility

Agreement dated 2 June 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	UTAC Manufacturing Services Singapore Pte. Ltd. agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 26.2 (Additional Guarantors) of the Facility Agreement. UTAC Manufacturing Services Singapore Pte. Ltd. is a company duly incorporated under the laws of Singapore and is a limited liability company and registered number 201409345N.

3.	UTAC Manufacturing Services Singapore Pte. Ltd.’s administrative details for the purposes of the Facility Agreement are as follows:

Address:	22 Ang Mo Kio Industrial Park 2, Singapore 569506

Fax:	(65) 6551 1521

Attention:	General Counsel

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by UTAC Manufacturing Services Singapore Pte. Ltd. and is delivered on the date stated above.

THE COMMON SEAL of
UTAC Manufacturing Services Singapore Pte. Ltd.	[seal affixed]
has been affixed
in the presence of:
/s/ Frank Robert Myers
Director
Frank Robert Myers
/s/ Tan Eng Heong Jeffery
Director/Secretary/Authorised Signatory
Tan Eng Heong Jeffery

The Company

/s/ Douglas James Devine

UTAC Manufacturing Services Limited

By:	Douglas James Devine